UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2007

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On December 31, 2007, Tuesday Morning Corporation (the “Company”) approved resolutions increasing the number of directors on the Company’s Board of Directors (the “Board”) to seven, effective as of January 1, 2008.  Further, the Company announced that, effective January 1, 2008, David Green will be appointed to the Company’s Board to fill the new director position created by the Board and will serve until his term expires at the Company’s next annual meeting of stockholders to be held in 2008.  Mr. Green is not expected to serve on any committee of the Board at this time.  There are no understandings or arrangements between Mr. Green and any other person pursuant to which Mr. Green was selected to serve as a director of the Company and there are no reportable transactions under Item 404(a) of Regulation S-K.  It is expected that Mr. Green will execute the Company’s standard form of confidentiality agreement for directors.

                For his service on the Board, Mr. Green will receive compensation for his services in accordance with the Company’s standard compensatory arrangements for non-employee directors.  These arrangements include an annual retainer in the amount of $30,000 (beginning January 1, 2008) and a Board meeting fee of $2,500 for in-person meetings and $1,000 for telephonic meetings.  In addition, Mr. Green will be reimbursed for his out-of-pocket expenses incurred in attending Board meetings and will receive the standard 20% discount on merchandise purchases provided to all of the Company’s employees.  If Mr. Green is later appointed to a committee of the Board, he will be entitled to receive additional compensation related to such service.  Upon Mr. Green’s appointment to the Board, he will be awarded shares of restricted stock valued at $37,500 on the date of grant and non-qualified stock options to purchase 20,000 shares of the Company’s common stock.

                A copy of the Company’s press release dated January 2, 2008, announcing the appointment of Mr. Green as a director is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release issued on January 2, 2008, announcing the appointment of David Green to the Board of Directors

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: January 2, 2008	By:	/s/ Elizabeth Schroeder
Elizabeth Schroeder
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release issued on January 2, 2008, announcing the appointment of David Green to the Board of Directors